SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 3, 2003
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                           Dollar General Corporation
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               (Exact Name of Registrant as Specified in Charter)



       Tennessee                         001-11421                61-0502302
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(State or Other Jurisdiction      (Commission File Number)     (I.R.S. Employer
    of Incorporation)                                        Identification No.)


            100 Mission Ridge
        Goodlettsville, Tennessee                                    37072
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(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (615) 855-4000
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a)  Financial Statements. None.
          (b)  Pro Forma Financial Information. None.
          (c) Exhibits. See Exhibit Index immediately following the signature page hereto.

ITEM 9.  REGULATION FD DISCLOSURE

On April 3, 2003, Dollar General Corporation issued the news release attached hereto as Exhibit 99 and incorporated by reference as if fully set forth herein.










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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                DOLLAR GENERAL CORPORATION


Date:  April 3, 2003                            By:  /S/ Susan S. Lanigan
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                                                Susan S. Lanigan
                                                Vice President, General Counsel
                                                and Corporate Secretary












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


                                  EXHIBIT INDEX


Exhibit No.                Description
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     99                    News release dated April 3, 2003










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Investor Contact:                                            Media Contact:
Emma Jo Kauffman                                             Andrea Ewin Turner
(615) 855-5525                                               (615) 855-5209



            DOLLAR GENERAL CORPORATION NAMES DAVID A. PERDUE, JR. CEO

GOODLETTSVILLE, Tenn. (April 3, 2003) - The board of directors of Dollar General Corporation announced that former Reebok Brand president and CEO David A. Perdue, Jr., has been named chief executive officer and a member of the board of directors effective April 2, 2003. Perdue was formerly chairman and chief executive officer of Pillowtex Corporation whose consumer brands include Cannon(R), Charisma(R), Fieldcrest(R) and Royal Velvet(R). Acting CEO Donald S. Shaffer, who was named to that position in November 2002, will continue in his role as president and chief operating officer.

Cal Turner, current chairman of the board, also announced that he will not seek re-election to the board of directors at the Company's annual shareholders' meeting in June and that Perdue will assume the chairmanship duties at that time. Turner will continue to serve as a consultant to Perdue and as an advisor to the board.

In making the announcement, Turner said, "I place my full support and confidence in the board and our company under David's leadership, and I look forward to assisting with the transition. The search committee and the entire board were impressed with David's diverse background. David Perdue is a multi-dimensional executive with a proven record of making things happen. He understands strategic planning, finance, sourcing, retail, supply-side logistics, distribution and brand building. He has been successful with some of the most well-known consumer brands in America - Reebok, Sara Lee and Haggar."

Dennis Bottorff, chairman of the Dollar General board search committee, stated, "Dollar General represents one of the choice CEO positions in the country. We were able to consider a number of highly qualified candidates and our unanimous choice was David Perdue. His strategic leadership, combined with great discipline, is what we were looking for in this position."

In accepting the Dollar General CEO position, Perdue said, "Dollar General is a great company with clear mission and purpose - making life better for its customers. I look forward to working with the board and management in building on the previous success of this great company."

David A. Perdue, Jr.
--------------------

Prior to joining Pillowtex in July 2002, Perdue was executive vice president of Reebok International, Inc., and president and CEO of Reebok Brand. In this role, Perdue was credited with making significant contributions to Reebok during a critical time, resulting in increased profitability and market share for the brand. Perdue first joined Reebok International in 1998 as senior vice president of global operations. He was involved in all aspects of the Reebok brand, including marketing, product development, sales, manufacturing, sourcing, supply chain and operations. Prior to Reebok, his career spanned 26 years of experience in the consumer products and financial services industries.

Perdue began his career in management consulting with 12 years at KSA (Kurt Salmon Associates), an international consulting firm. His clients included numerous major U.S. consumer products companies, many with international operations. He joined Sara Lee Corporation in 1992 as senior vice president and managing director of Asia operations. Perdue joined Haggar Corporation as senior vice president of operations in 1994.

Perdue earned a bachelor's degree in industrial engineering and a master's degree in operations research from Georgia Institute of Technology. He is a director of Alliant Energy Corporation and is on the Georgia Tech Advisory Board.


About Dollar General Corporation
--------------------------------

Dollar General is a Fortune 500(R) discount retailer with 6,192 neighborhood stores in 27 states as of February 28, 2003. Dollar General stores offer convenience and value to its customers, by offering consumable basics, items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as an appealing selection of basic apparel, housewares and seasonal items at everyday low prices. The typical Dollar General store has 6,700 square feet of selling space and is located within three to five miles of its target customers.


This press release may contain forward-looking statements. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected by, or implied in, the forward-looking statements. Please refer to "Forward Looking Statements/Risk Factors" under Item 7 of our Form 10-K filed on March 19, 2003, for further discussion. Readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.